Exhibit 99.1

Milestone Pharmaceuticals Announces Pricing of a Public Offering of $45 Million of Common Shares and Pre-Funded Warrants

MONTREAL and CHARLOTTE, N.C., Oct. 23, 2020 /PRNewswire/ -- Milestone Pharmaceuticals Inc. (Nasdaq: MIST), a Phase 3 clinical- stage biopharmaceutical company dedicated to developing and commercializing etripamil for the treatment of cardiovascular indications, today announced the pricing of its previously announced underwritten public offering of 3,810,097 of its common shares, and to certain investors in lieu thereof, pre-funded warrants to purchase 4,761,903 of its common shares at an exercise price of $0.01 per share. The public offering price of each common share is $5.25 and the public offering price of each pre-funded warrant is $5.24 per underlying share. In addition, Milestone has granted the underwriters a 30-day option to purchase up to an additional 1,285,800 common shares. The offering is expected to close on October 27, 2020, subject to customary closing conditions.

Jefferies and Piper Sandler are acting as joint book-running managers for the offering. Oppenheimer & Co. is acting as lead manager for the offering.

Milestone expects to receive gross proceeds of $45 million from the offering, before deducting underwriting discounts and offering expenses. Milestone intends to use the net proceeds from the offering primarily to fund the clinical development of its lead product candidate etripamil, and for working capital, capital expenditures and other general corporate purposes.

The securities described above are being offered by Milestone pursuant to a shelf registration statement on Form S-3 (File No. 333-239318) filed with the Securities and Exchange Commission ("SEC") on June 19, 2020 and declared effective by the SEC on July 6, 2020. A preliminary prospectus supplement relating to the offering is, and a final prospectus supplement related to the offering will be, filed with the SEC and available on the SEC's website at http://www.sec.gov. Copies of the preliminary and final prospectus supplements relating to the offering may be obtained, when available, by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 547-6340 or by email at Prospectus_Department@Jefferies.com; or Piper Sandler & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, by telephone at (800) 747-3924 or by email at prospectus@psc.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Milestone Pharmaceuticals

Milestone, headquartered in Montreal, Canada with a U.S. subsidiary in Charlotte, N.C., is a Phase 3 clinical-stage biopharmaceutical company dedicated to developing and commercializing the investigational new drug etripamil for the treatment of cardiovascular indications. Etripamil is a novel, potent and short-acting calcium channel blocker designed by Milestone and being developed as a rapid-onset nasal spray to be administered by the patient to terminate episodes of paroxysmal supraventricular tachycardia as they occur.

Cautionary Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "should," "expect," "believe" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Milestone's expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause Milestone's clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about the size, completion, timing and use of proceeds relating to the offering. Many factors may cause differences between current expectations and actual results, including market conditions and the satisfaction of customary closing conditions related to the offering. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Milestone's filings with the SEC, including the "Risk Factors" contained therein. Except as required by law, Milestone assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contact:

David Pitts

Argot Partners

212-600-1902

david@argotpartners.com